Exhibit 4.6

SUPPLEMENTAL INDENTURE

dated as of June 4, 2007

between

RITE AID CORPORATION,

THE SUBSIDIARIES NAMED HEREIN

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

successor to BNY Midwest Trust Company

as Trustee

to the

INDENTURE

dated as of April 22, 2003

between

RITE AID CORPORATION

and

BNY MIDWEST TRUST COMPANY

as Trustee

8.125% SENIOR SECURED NOTES DUE 2010

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of June 4, 2007, among Rite Aid Corporation, a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on Schedule I hereto (each such subsidiary individually, a “Subsidiary” and collectively, the “Subsidiaries”) and The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company, the trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered an indenture  (the “Indenture”), dated as of April 22, 2003, between the Company and the Trustee, pursuant to which the Company has issued its 8.125% Senior Secured Notes due 2010 (collectively, the “Securities”);

WHEREAS, each of the Subsidiaries wishes to Guarantee the obligations of the Company under the Indenture and the Securities on the terms set forth herein and, in accordance with Section 4.09 of the Indenture, execute and deliver this Supplemental Indenture providing for such Guarantee;

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend the Indenture or the Securities without notice to or consent of any Holder of the Securities to add Guarantees with respect to the Securities; and

WHEREAS, the respective Boards of Directors, Managers or Partners of the Company and each of the Subsidiaries, as applicable, have authorized and approved the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

CAPITALIZED TERMS

Section 1.01           Capitalized Terms.

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE 2

GUARANTEE OF THE SECURITIES

Section 2.01           Guarantee.

Subject to the provisions of this Article 2, each Subsidiary hereby unconditionally guarantees, jointly and severally, on a senior, unsubordinated basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture, this Supplemental Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture, this Supplemental Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).  Each Subsidiary further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary, and that such Subsidiary will remain bound under this Article 2 notwithstanding any extension or renewal of any Obligation.

Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Subsidiary shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture and this Supplemental Indenture, as they relate to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary waives notice of any default under the Securities or the Obligations.  The obligations of each Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations. Each Subsidiary further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Section 8.01(b) of the Indenture and 2.06 of this Supplemental Indenture, the obligations of each Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary or would otherwise operate as a discharge of such Subsidiary as a matter of law or equity.

Each Subsidiary further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

Each Subsidiary agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations.  Each Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of such Subsidiary’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary for the purposes of this Section.

Each Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.01.

Section 2.02           Contribution.

Each of the Company and any Subsidiary (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary under any Subsidiary Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiaries on the date of this Supplemental Indenture.

Section 2.03           Successors and Assigns.

This Article 2 shall be binding upon each Subsidiary and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture, this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and this Supplemental Indenture.

Section 2.04           No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 2 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 2 at law, in equity, by statute or otherwise.

Section 2.05           Modification.

No modification, amendment or waiver of any provision of this Article 2, nor the consent to any departure by any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary in any case shall entitle such Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

Section 2.06           Release of Subsidiary.

A Subsidiary shall be released from all of its obligations under its Guarantee hereunder:

(i)            upon the sale (including any sale pursuant to any exercise of remedies by a holder of indebtedness of the Company or of such Subsidiary), transfer or other disposition (including by way of consolidation or merger) of all the Capital Stock of such Subsidiary; or

(ii)           upon request of the Company without consent of any Holder unless, within 20 Business Days after written notice of the proposed release of such Subsidiary is mailed to the Trustee and the Holders, Holders of 25% of the outstanding principal amount of Securities deliver to the Company a written objection to such release; or

(iii)          with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding; or

(iv)          upon defeasance of the Securities pursuant to Article VIII of the Indenture; or

(v)           upon the full satisfaction of the Company’s obligations under the Indenture pursuant to Section 8.01(a) of the Indenture or otherwise in accordance with the terms of the Indenture;

(vi)          in the event such Guarantee would no longer be required pursuant to Section 4.09 of the Indenture; or

(vii)         upon such Subsidiary becoming party to the Second Priority Collateral Documents;

provided, however, that in the case of clause (i) above, (a) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (b) such sale, transfer or other disposition is otherwise permitted by the Indenture and this Supplemental Indenture and (c) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 of the Indenture.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE 3

MISCELLANEOUS

Section 3.01           Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

Section 3.02           Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING

EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03           Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Subsidiaries and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.04           Counterparts.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05           Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION, as Issuer

By:	/s/ Kevin Twomey
	Name:	Kevin Twomey
	Title:	Executive Vice President and
Chief Financial Officer

EACH OF THE SUBSIDIARIES
LISTED ON SCHEDULE I HERETO, as
Guarantors

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Authorized Signatory

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:	/s/ D.G. Donovan
	Name:	D.G. Donovan
	Title:	Vice President

Schedule I

SUBSIDIARIES

JCG (PJC) USA, LLC
Jean Coutu Group Holdings (USA), LLC
PJC Dorchester Realty LLC
PJC East Lyme Realty LLC
PJC Essex Realty LLC
PJC Haverhill Realty LLC
PJC Hermitage Realty LLC
PJC Hyde Park Realty LLC
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC Norwich Realty LLC
PJC Peterborough Realty LLC
PJC Peterborough Realty II LLC
PJC Providence Realty LLC
PJC Realty N.E. LLC
PJC Revere Realty LLC
Maxi Drug South, L.P.
Brooks Pharmacy, Inc.
Eckerd Corporation
EDC Licensing, Inc.
Genovese Drug Stores, Inc.
JCG Holdings (USA), Inc.
Maxi Drug North, Inc.
Maxi Drug, Inc.
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
PJC Lease Holdings, Inc.
PJC Special Realty Holdings, Inc.
The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug Services, Inc.
Thrift Drug, Inc.
Eckerd Fleet, Inc.
PJC of Massachusetts, Inc.
PJC Realty MA, Inc.
EDC Drug Stores, Inc.
MC Woonsocket, Inc.
PJC of Cranston, Inc.
PJC of East Providence, Inc.
PJC of Rhode Island, Inc.
P.J.C. of West Warwick, Inc.
Maxi Green Inc.
PJC of Vermont, Inc.